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                                                                    Exhibit 5.01

                                                 July 31, 1997


Clearview Cinema Group, Inc.
7 Waverly Place
Madison, NJ 07940

                  Re:      Registration Statement on Form SB-2
                           (File No. 333-27819)
                           -----------------------------------

Ladies and Gentlemen:

                  We are acting as counsel to Clearview Cinema Group, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form SB-2 (File No. 333-27819) filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, by the Company on May 27, 1997 and amended on July 18, 1997 and July 31, 1997 (the "Registration Statement"). The Registration Statement relates to the public offering (the "Offering") of up to 1,150,000 shares (the "Shares") of the Company's Common Stock, $.01 par value, including up to 150,000 Shares that the underwriters for whom Prime Charter Ltd. is acting as the representative (the "Underwriters") will have an option to purchase from the Company solely for the purpose of covering over-allotments.

                  We are familiar with the Registration Statement. We have examined and are familiar with (i) the Company's Amended and Restated Certificate of Incorporation; (ii) the Company's By-laws; (iii) the Company's proposed Amended and Restated Certificate of Incorporation (the "New Certificate") in the form in which it is to be filed with the Secretary of State of the State of Delaware prior to the consummation of the Offering; (iv) the Company's proposed Amended and Restated By-laws (the "New By-laws") in the form in which they are proposed to become effective prior to the consummation of the Offering; (v) the proceedings of the Board of Directors of the Company with respect to the approval and adoption of the New Certificate and the New By-laws; and (vi) the form of consent (the "Consent") to be executed by stockholders of the Company with respect to the approval and adoption of the New Certificate and the New By-laws. We have also examined such other documents, corporate records, certificates of public officials, instruments, statutes and questions of law as we deemed necessary or appropriate to enable us to express an informed opinion on the matters hereinafter set forth. In making such examinations and rendering the opinions on the matters set forth below, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as


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Clearview Cinema Group, Inc.
July 31, 1997
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originals, the conformity to original documents of all documents submitted to us as certified, conformed, telecopied, photostatic or other reproduced copies and the authenticity of the originals of such documents, the due execution and delivery of all such documents, and the accuracy and completeness of the records of the Company.

                  We express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware or as to any laws of the United States of America other than the Securities Act of 1933, as amended.

                  Based upon and subject to the foregoing and subject to the filing of the New Certificate with the Secretary of State of the State of Delaware and the execution of the Consent by the holders of the requisite percentages of the Company's capital stock in accordance with the Company's current organizational documents and the General Corporation Law of the State of Delaware, we are of the opinion that:

                  (a) The Company has been duly organized and is validly existing under the laws of the State of Delaware.

                  (b) The Shares, when issued and sold in accordance with the plan of distribution set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.

                  We consent to the filing of this opinion as Exhibit 5.01 to the Registration Statement and to the reference to the undersigned in the prospectus forming a part thereof under the caption "Legal Matters."

                                                 Yours truly,

                                                 /s/ Kirkpatrick & Lockhart LLP

                                                     Kirkpatrick & Lockhart LLP